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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF INTERIM SERVICES INC.

    Following is a list of the direct and indirect subsidiaries of Interim Services Inc., a Delaware corporation. All active subsidiaries do business under their corporate name listed below, or close derivatives thereof, except where indicated otherwise:

Allround Data B.V.........................................  Netherlands (4)
Allround Industrie B.V....................................  Netherlands (4)
Allround Registratie B.V..................................  Netherlands (4)
Allround Uitzenburo B.V...................................  Netherlands (4)
Cornell Computer Corporation..............................  Arizona (3)
Interim Accounting Personnel, Inc. d/b/a Interim
 Accounting Professionals.................................  Texas (1)
Interim Assisted Care, Inc................................  Delaware (1)
Interim Financial Corporation.............................  Delaware (1)
Interim HealthCare Inc....................................  Florida (1)
Interim HealthCare of New York Inc. d/b/a Interim
 HealthCare...............................................  New York (1)
Interim Legal Services Inc................................  Florida (1)
Interim Occupational Health Inc...........................  Florida (1)
Interim Personnel Inc.....................................  Florida (1)
Interim Physicians, Inc...................................  Delaware (1)
Interim Real Estate Solutions, Inc........................  Florida (1)
Interim Services (Canada) Ltd.............................  Canada (1)(5)
Interim Services (Europe) Inc.............................  Delaware (1)
Interim Technology Inc....................................  Florida (1)
Interim Technology (UK) Limited...........................  England (1)
Interim Temporary Personnel Inc...........................  Florida (1)
Interplan Uitzenbureau Voor Kantoorpersoneel B.V..........  Netherlands (4)
Interplan Uitzenbureau Voor Technisch & Industriel
 Personeel B.V............................................  Netherlands (4)
Rich Field Agency, Inc....................................  Florida (1)
Spectrum Financial Corporation............................  Delaware (1)
Spectrum Insurance Company Ltd............................  Cayman Islands (1)
Systemp, Inc..............................................  Delaware(1)(5)
Victor Temporary Services, Ltd. d/b/a/ Interim
 Personnel................................................  Ontario (2)(5)

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NOTES TO SUBSIDIARIES OF INTERIM SERVICES INC.:

(1) Wholly-owned subsidiary of Interim Services Inc.

(2) Wholly-owned subsidiary of Medical Personnel Pool (Canada), Ltd.

(3) Wholly-owned subsidiary of Interim Technology, Inc.

(4) Wholly-owned subsidiary of Interim Services (Europe) Inc.

(5) Inactive

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